 EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Annual Report of Guided Therapeutics, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Faupel, Chief Executive Officer, Acting Chief Financial Officer, Chief Operating Officer, President and Director, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2026

/s/ Mark Faupel
Name: Mark Faupel
Title: President, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer